EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-60551, 333-50051, 333-82069, 333-97569, 333-108500 and 333-139650 on Form S-8 and Registration Statement Nos. 333-110929 and 333-127818 on Form S-3 of Triarc Companies, Inc. (the “Company”) of our reports dated February 28, 2007, relating to the consolidated financial statements and financial statement schedule of the Company and management’s report on the effectiveness of internal control over financial reporting (which reports on the consolidated financial statements and financial statement schedule each expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements), appearing in this Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP
New York, New York
February 28, 2007